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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 5, 2015 relating to the consolidated financial statements as at January 31, 2015 and for the years ended January 31, 2015 and 2014 of The Descartes Systems Group Inc. appearing in the Annual Report on Form 40-F for the year ended January 31, 2016, which is part of this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
April 11, 2016

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM